EXHIBIT 6


                                                       CONFORMED COPY





                             INVESTORS' AGREEMENT

                                  dated as of

                                August 7, 1997

                                     among

                          DECISIONONE HOLDINGS CORP.,
                    DLJ MERCHANT BANKING PARTNERS II, L.P.,
                  DLJ MERCHANT BANKING PARTNERS II - A, L.P.,
                        DLJ OFFSHORE PARTNERS II, C.V.,
                        DLJ DIVERSIFIED PARTNERS, L.P.,
                      DLJ DIVERSIFIED PARTNERS - A, L.P.,
                        DLJ MILLENNIUM PARTNERS, L.P.,
                      DLJ MILLENNIUM PARTNERS - A, L.P.,
                            DLJMB FUNDING II, INC.,
                       UK INVESTMENT PLAN 1997 PARTNERS,
                            DLJ EAB PARTNERS, L.P.,
                              DLJ FIRST ESC, LLC,

                                      AND

                      CERTAIN OTHER PERSONS NAMED HEREIN


                             TABLE OF CONTENTS
                               -------------

                                                                   Page
                                                                   ----
                                 ARTICLE 1
                                DEFINITIONS

 Section 1.01.  Definitions..........................................  1

                                 ARTICLE 2
                             PURCHASE AND SALE

 Section 2.01.  Purchase and Sale....................................  3
 Section 2.02.  Closing..............................................  3

                                 ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.01.   Corporate Existence and Power........................  4
Section 3.02.   Corporate Authorization..............................  4
Section 3.03.   Governmental Authorization...........................  4
Section 3.04.   Noncontravention.....................................  4
Section 3.05.   Capitalization and Voting Rights.....................  4
Section 3.06.   Valid Issuance of Common Stock.......................  5
Section 3.07.   Litigation...........................................  5
Section 3.08.   Brokers or Finders' Fees.............................  5
Section 3.09.   Newly Formed Corporation.............................  5
Section 3.10.   Meaning of Seller....................................  6

                                 ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF BUYERS

Section 4.01.   Existence and Power..................................  6
Section 4.02.   Authorization........................................  6
Section 4.03.   Governmental Authorization...........................  6
Section 4.04.   Purchase for Investment..............................  6
Section 4.05.   Private Placement....................................  6
Section 4.06.   Litigation...........................................  7
Section 4.07.   Brokers or Finders' Fees.............................  7

                                 ARTICLE 5
                           CONDITIONS TO CLOSING

Section 5.01.   Conditions to Obligations of Each Buyer and Seller...  8
Section 5.02.   Conditions to Obligation of Each Buyer...............  8
Section 5.03.   Conditions to Obligation of Seller...................  8

                                 ARTICLE 6
                         SURVIVAL; INDEMNIFICATION

Section 6.01.   Survival.............................................  9
Section 6.02.   Indemnification......................................  9
Section 6.03.   Procedures and Third Party Claims.................... 10
Section 6.04.   Calculation of Damages............................... 10
Section 6.05.   Exclusivity.......................................... 11

                                 ARTICLE 7
                                TERMINATION

Section 7.01.   Grounds for Termination.............................. 11
Section 7.02.   Effect of Termination................................ 11

                                 ARTICLE 8
                               MISCELLANEOUS

Section 8.01.   Notices.............................................. 12
Section 8.02.   Amendments and Waivers............................... 12
Section 8.03.   Expenses............................................. 13
Section 8.04.   Successors and Assigns............................... 13
Section 8.05.   Governing Law........................................ 13
Section 8.06.   Jurisdiction......................................... 13
Section 8.07.   Waiver Of Jury Trial................................. 13
Section 8.08.   Counterparts; Third Party Beneficiaries.............. 13
Section 8.09.   Entire Agreement..................................... 13
Section 8.10.   Captions............................................. 14
Section 8.11.   Severability......................................... 14
Section 8.12.   Interpretation....................................... 14

                                 ARTICLE 1
                                DEFINITIONS

Section 1.01.   Definitions..........................................  2

                                 ARTICLE 2
                    CORPORATE GOVERNANCE AND MANAGEMENT

Section 2.01.   Composition of the Board.............................  9
Section 2.02.   Removal..............................................  9
Section 2.03.   Vacancies............................................  9
Section 2.04.   Action by the Board.................................. 10
Section 2.05.   Conflicting Charter or Bylaw Provision............... 10

                                 ARTICLE 3
                         RESTRICTIONS ON TRANSFER

Section 3.01.   General.............................................. 10
Section 3.02.   Legends.............................................. 11
Section 3.03.   Permitted Transferees................................ 11
Section 3.04.   Restrictions on Transfers by Institutional
                Shareholders......................................... 11
Section 3.05.   Restrictions on Transfers by Management Shareholders. 12

                                 ARTICLE 4
          TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

Section 4.01.   Rights to Participate in Transfer.................... 13
Section 4.02.   Right to Compel Participation in Certain Transfers... 15
Section 4.03.   Preemptive Rights.................................... 16
Section 4.04.   Certain Other Purchases of Common Stock.............. 18

                                 ARTICLE 5
                            REGISTRATION RIGHTS

Section 5.01.   Demand Registration.................................. 18
Section 5.02.   Piggyback Registration............................... 20
Section 5.03.   Holdback Agreements.................................. 22
Section 5.04.   Registration Procedures.............................. 22
Section 5.05.   Indemnification by the Company....................... 25
Section 5.06.   Indemnification by Participating Shareholders........ 25
Section 5.07.   Conduct of Indemnification Proceedings............... 26
Section 5.08.   Contribution......................................... 27
Section 5.09.   Participation in Public Offering..................... 28
Section 5.10.   Cooperation by the Company........................... 28
Section 5.11.   No Transfer of Registration Rights................... 28

                                 ARTICLE 6
                     CERTAIN COVENANTS AND AGREEMENTS

Section 6.01.   Confidentiality...................................... 29
Section 6.02.   Reports.............................................. 30
Section 6.03.   Limitations on Subsequent Registration............... 30
Section 6.04.   Exclusive Financial Advisor and Investment Banking
                Advisor.............................................. 30
Section 6.05.   Limitation on Purchase of Common Stock............... 30

                                 ARTICLE 7
                               MISCELLANEOUS

Section 7.01.   Entire Agreement..................................... 30
Section 7.02.   Binding Effect; Benefit.............................. 31
Section 7.03.   Assignability........................................ 31
Section 7.04.   Amendment; Waiver; Termination....................... 31
Section 7.05.   Notices.............................................. 31
Section 7.06.   Headings............................................. 33
Section 7.07.   Counterparts......................................... 33
Section 7.08.   Applicable Law....................................... 33
Section 7.09.   Specific Enforcement................................. 33
Section 7.10.   Consent to Jurisdiction; Expenses.................... 33
Section 7.11.   Severability......................................... 33


                             INVESTORS' AGREEMENT


               AGREEMENT dated as of August 7, 1997 among (i) DecisionOne Holdings Corp. (the "Company"), (ii) DLJ Merchant Banking Partners II, L.P. ("DLJMB"), DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ Merchant Banking Partners II - A, L.P., DLJ Diversified Partners - A., L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners - A, L.P., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., and DLJ First ESC, LLC (each a "DLJ Entity" and a "Shareholder" and collectively the "DLJ Entities"), (iii) Apollo Investment Fund III L.P. ("Apollo Investment"), Apollo Overseas Partners III L.P. ("Apollo Overseas"), Apollo (U.K.) Partners III, L.P. ("Apollo U.K."), Bain Capital Fund V L.P. ("Bain Capital V"), Bain Capital Fund, V-B, L.P. ("Bain Capital V-B"), BCIP Associates ("BCIP"), BCIP Trust Associates L.P. ("BCIP Trust"), Thomas H. Lee Equity Fund III, L.P. ("THL"), Thomas H. Lee Foreign Fund III, L.P. ("THL Foreign Fund"), THL Co-Investors III-A, LLC ("THL Co-Investors A"), THL Co-Investors III-B, LLC ("THL Co-Investors B"), DLJ Capital Corp. ("DLJ Capital"), Sprout Growth II, L.P. ("Sprout"), The Sprout CEO Fund, L.P. ("Sprout CEO Fund"), and Ontario Teachers' Pension Plan Board (each a "Shareholder" and collectively, the Shareholders listed in this clause (iii) are referred to as the "Institutional Shareholders") and (iv) certain other Persons listed on the signature pages hereof (each a "Shareholder" and collectively, the "Management Shareholders").

                           W I T N E S S E T H :

               WHEREAS, pursuant to the Subscription Agreement and the DecisionOne Direct Investment Program (as defined below) certain parties hereto are or will be acquiring securities of Quaker Holding Co. and the Company, respectively; and

               WHEREAS, pursuant to the terms of the Merger Agreement (as defined below), Quaker Holding Co. will be merged with and into the Company, with the Company as the surviving corporation (the "Merger");

               WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Merger Agreement, the Subscription Agreement and the DecisionOne Direct Investment Program;

               The parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

               Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

               "Adjusted Initial Ownership" means, with respect to any Management Shareholder, the number of shares of Common Stock and Common Stock Equivalents owned as of the date hereof, or in the case of any Person that shall become a party to this Agreement on a later date, as of such date, taking into account any stock split, stock dividend, reverse stock-split or similar event.

               "Adverse Person" means any Person whom the Board of Directors of the Company determines is a competitor or a potential competitor of the Company or its Subsidiaries.

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

               "Apollo Entities" means Apollo Investment, Apollo Overseas, Apollo U.K. and their Permitted Transferees.

               "Bain Entities" means Bain Capital V, Bain Capital V-B, BCIP, BCIP Trust and their Permitted Transferees.

               "beneficially own" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

               "Board" means the board of directors of the Company.

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

               "Change of Control" means such time as (a) the DLJ Entities shall own less than 20% of the outstanding shares of Common Stock, (b) the transfer of all or substantially all of the assets of the Company to any Person or group shall have been consummated, or (c) the Company shall have been liquidated.

               "Closing Date" means August 7, 1997.

               "Common Stock" shall mean the common stock, par value $.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

               "Common Stock Equivalent" means

                                (20.61 - P) x N
                                ---------------
                                     20.61

where "N" equals the number of Roll-Over Options, and "P" equals the exercise price of such Roll-Over Option.

               "DecisionOne Direct Investment Program" means the investment program of the Company pursuant to which certain members of the Company's management will acquire shares of Common Stock.

               "Drag-Along Portion" means, with respect to any Other Shareholder and any class of Common Stock, the number of such class of Common Stock beneficially owned by such Other Shareholder multiplied by a fraction, the numerator of which is the number of such class of Common Stock proposed to be sold by the DLJ Entities on behalf of the DLJ Entities and the Other Shareholders and the denominator of which is the total number of such class of Common Stock on a Fully Diluted basis beneficially owned by the Shareholders.

               "Equity Securities" means the Common Stock, securities convertible into or exchangeable for Common Stock and options, warrants or other rights to acquire Common Stock, preferred stock or any other equity security issued by the Company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "First Public Offering" means the first sale after the date hereof of Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form).

               "Fully Diluted" means all outstanding shares of Common Stock and all shares issuable in respect of securities convertible into or exchangeable for such Common Stock, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for such Common Stock or securities convertible into or exchangeable for such Common Stock; provided that no Person shall be deemed to own such number of Fully Diluted shares of any Common Stock as such Person has the right to acquire from any Person other than the Company.

               "Initial Ownership" means, with respect to any Shareholder, the number of shares of Common Stock beneficially owned (and (without duplication) which such Persons have the right to acquire from any Person) as of the date hereof, or in the case of any Person that shall become a party to this Agreement on a later date, as of such date, taking into account any stock split, stock dividend, reverse stock split or similar event.

               "Merger Agreement" means the Agreement and Plan of Merger dated as of May 4, 1997, as subsequently amended, between the Company and Quaker Holding Co.

               "Other Shareholders" means all Shareholders other than the DLJ Entities.

               "Percentage Ownership" means, with respect to any Shareholder at any time, (i) the number of shares of Fully Diluted Common Stock that such Shareholder beneficially owns (and (without duplication) has the right to acquire from any Person) at such time, divided by (ii) the total number of shares of Fully Diluted Common Stock at such time.

               "Permitted Transferee" means (i) in the case of an Institutional Shareholder (a) any general or limited partner or shareholder of such Shareholder, and any corporation, partnership or other entity that is an Affiliate of such Shareholder (collectively, "Shareholder Affiliates"), (b) any general partner, limited partner, employee, officer or director of such Shareholder or a Shareholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (b) (collectively, "Shareholder Associates"), and (c) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only such Shareholder, such Shareholder Affiliates or Shareholder Associates;

               (ii) in the case of a Management Shareholder (a) any other Shareholder, (b) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of such Management Shareholder, (c) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only the Persons named in clauses (a) or (b) or (d) any charitable remainder trust; or

               (iii) in the case of any DLJ Entity (A) any other DLJ Entity,
(B) any general or limited partner of any such entity (a "DLJ Partner"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity which is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of such DLJ Entity or a DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (C) (collectively, "DLJ Associates"), and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only such DLJ Entity, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants. The term "DLJ Entities", to the extent such entities shall have transferred any of their Shares to "Permitted Transferees", shall mean the DLJ Entities and the Permitted Transferees of the DLJ Entities, taken together, and any right or action that may be exercised or taken at the election of the DLJ Entities may be exercised or taken at the election of the DLJ Entities and such Permitted Transferees.

               "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Pro Rata Portion" means the number of Shares a Shareholder holds (either Purchased Shares or non-Purchased Shares, as the case may be) multiplied by a fraction, the numerator of which is the number of Shares to be sold by the DLJ Entities and the Institutional Shareholders and their Permitted Transferees in a Public Offering and the denominator of which is the total number of Shares, on a Fully Diluted basis, held in the aggregate by the DLJ Entities and the Institutional Shareholders and their Permitted Transferees prior to such Public Offering.

               "Public Offering" means any primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement filed in connection with a transaction of the type described in Rule 145 of the Securities Act or for the purpose of issuing securities pursuant to an employee benefit plan.

               "Purchased Shares" means those Shares purchased by a Management Shareholder on the Closing Date for cash and/or with the proceeds of a promissory note of the type contemplated by the DecisionOne Direct Investment Plan.

               "Registrable Securities" means at any time, with respect to any Shareholder or its Permitted Transferees, any shares of Common Stock then owned by such Shareholder or its Permitted Transferees until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such securities may be sold pursuant to Rule 144(k) or (iii) such securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing the legend required pursuant to this Agreement and such securities may be resold without subsequent registration under the Securities Act.

               "Registration Expenses" means (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.04(g) hereof), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration,
(vii) reasonable fees and expenses of up to one counsel for the Shareholders participating in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Shareholders or any fees and expenses of underwriter's counsel.

               "Restriction Termination Date" means the fourth anniversary of the Closing Date.

               "Roll-Over Option" means an option granted by the Company to a Management Shareholder prior to the Merger which option, at the effective time of the Merger, was converted into an option to purchase shares of Common Stock of the surviving corporation.

               "Section 4.03 Portion" means the pro rata portion of any Equity Securities proposed to be issued by the Company with respect to which Shareholders shall be entitled to exercise their rights under Section 4.03,

               (a) in the case of any Institutional Shareholder, based upon such Institutional Shareholder's Initial Ownership of shares of Common Stock as a percentage of the sum of (i) the Initial Ownership of Common Stock of the DLJ Entities and all Institutional Stockholders and (ii) the Adjusted Initial Ownership of all Management Stockholders, or

               (b) in the case of any Management Shareholder, based upon such Management Shareholder's Adjusted Initial Ownership of shares of Common Stock as a percentage of the sum of (i) the Initial Ownership of the DLJ Entities and the Institutional Shareholders and (ii) the Adjusted Initial Ownership of all Management Shareholders.

               "Section 4.04 Portion" means, with respect to any Shareholder at any time, the number of shares of common stock purchased by DLJ Entities in a transaction subject to Section 4.04, multiplied by a fraction, the numerator of which is (i) the number of shares of Common Stock on a Fully Diluted basis that such Shareholder beneficially owns at such time, and the denominator of which is (ii) the total number of shares of Common Stock on a Fully Diluted basis beneficially owned at such time by all Other Shareholders and the DLJ Entities.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shareholder" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 7.03 or otherwise, so long as such Person shall beneficially own any Common Stock.

               "Shares" means shares of Common Stock held by the Shareholders.

               "Sprout Entities" means DLJ Capital, Sprout, Sprout CEO Fund, and their Permitted Transferees.

               "Subject Securities" means the Common Stock beneficially owned by the Management Shareholders and Institutional Shareholders to be transferred in a Section 4.02 Sale.

               "Subscription Agreement" means the Subscription Agreement of even date herewith among Quaker Holding Co., the DLJ Entities and the Institutional Investors.

               "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

               "THL Entities" means THL, THL Foreign Fund, THL Co-Investors A, THL Co-Investors B, and their Permitted Transferees.

               "Tag-Along Portion" means the number of shares of Common Stock held (or, without duplication, that such Shareholder has the right to acquire from any Person) by the Tagging Person or the Selling Person, as the case may be, multiplied by a fraction, the numerator of which is the number of shares of Common Stock proposed to be sold by the Selling Person pursuant to Section 4.01, and the denominator of which is the aggregate number of shares of Common Stock on a Fully Diluted basis owned by all Shareholders.

               "Third Party" means a prospective purchaser of Common Stock in an arm's-length transaction from a Shareholder where such purchaser is not a Permitted Transferee of such Shareholder.

               "Underwritten Public Offering" means a firmly underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act.

               (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                              Section

Cause                                             2.02
Confidential Information                          6.01(b)
Demand Registration                               5.01(a)
Drag-Along Rights                                 4.02(a)
Holders                                           5.01(a)(ii)
Incidental Registration                           5.02(a)
Indemnified Party                                 5.07
Indemnifying Party                                5.07
Inspectors                                        5.04(g)
Maximum Offering Size                             5.01(e)
Nominee                                           2.03(a)
Piggyback Registration                            5.02(a)
Public Offering Limitations                       3.05(a)
Records                                           5.04(g)
Representatives                                   6.01(b)
Section 4.1 Response Notice                       4.01(a)
Section 4.2 Sale                                  4.02(a)
Section 4.2 Notice                                4.02(a)
Section 4.2 Sale Price                            4.02(a)
Section 4.2 Notice Period                         4.02(a)
Section 4.03 Notice                               4.03
Section 4.03 Portion                              4.03
Section 4.04 Notice                               4.04
Selling Person                                    4.01(a)
Selling Shareholder                               5.01(a)
Shareholder                                       7.03
Tag-Along Notice                                  4.01(a)
Tag-Along Notice Period                           4.01(a)
Tag-Along Offer                                   4.01(a)
Tag-Along Right                                   4.01(a)
Tag-Along Sale                                    4.01(a)
Tagging Person                                    4.01(a)
Transfer                                          3.01(a)
Trigger Date                                      6.05


                                   ARTICLE 2

                      CORPORATE GOVERNANCE AND MANAGEMENT

               Section 2.01. Composition of the Board. The Board shall consist of seven members, of whom four shall be nominated by DLJMB, two shall be nominated by DLJMB and shall be individuals which are not "Affiliates" or "Associates" (as those terms are used within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of any Shareholder or its Affiliates, and one shall be nominated by the Management Shareholders. Each Shareholder entitled to vote for the election of directors to the Board agrees that it will vote its shares of Common Stock or execute consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01; provided that, no Shareholder shall be required to vote for another Shareholder's nominee(s) if the number of shares of Common Stock held by the Shareholder or group of Shareholders, as applicable, making the nomination (or, in the case of a nomination by DLJMB, of the DLJ Entities) is, at the close of business on the day preceding such vote or execution of consents, less than 10% of such Shareholder's or group of Shareholders' (or the DLJ Entities'), as applicable, Initial Ownership of Common Stock on a Fully Diluted basis.

               Section 2.02. Removal. Each Shareholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its shares of Common Stock in favor of the removal of any director who shall have been designated or nominated pursuant to Section
2.01 unless such removal shall be for Cause or the Person(s) entitled to designate or nominate such director shall have consented to such removal in writing, provided that if the Persons entitled to designate or nominate any director pursuant to Section 2.01 shall request the removal, with or without Cause, of such director in writing, such Shareholder shall vote its shares of Common Stock in favor of such removal. Removal for "Cause" shall mean removal of a director because of such director's (a) willful and continued failure substantially to perform his duties with the Company in his established position, (b) willful conduct which is injurious to the Company or any of its Subsidiaries, monetarily or otherwise, (c) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or (d) abuse of illegal drugs or other controlled substances or habitual intoxication.

               Section 2.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board:

      (a) The Shareholder(s) entitled under Section 2.01 to nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, may, subject to the provisions of Section 2.01, nominate another individual (the "Nominee") to fill such vacancy and serve as a director of the Company; and

      (b) each Shareholder then entitled to vote for the election of the Nominee as a director of the Company agrees that it will vote its shares of Common Stock, or execute a written consent, as the case may be, in order to ensure that the Nominee be elected to the Board; provided that, no Shareholder shall be required to vote for another party's Nominee(s) if the Percentage Ownership of the Shareholder or group of Shareholders, as applicable, making the nomination (or, in the case of a nomination by DLJMB, of the DLJ Entities), at the close of business of the day preceding such vote or execution of consents, is less than 10% on a Fully Diluted basis of such Shareholder's or group of Shareholders' (or the DLJ Entities'), as applicable, Initial Ownership of Common Stock.

               Section 2.04. Action by the Board. (a) A quorum of the Board shall consist initially of four directors; provided that DLJMB shall have the right, in its sole discretion, until such time as the Percentage Ownership of the DLJ Entities is less than 10% on a Fully Diluted basis of the DLJ Entities' Initial Ownership of Common Stock, to increase or decrease the number of directors necessary to constitute a quorum.

               (b) All actions of the Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; provided that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

               Section 2.05. Conflicting Charter or Bylaw Provision. Each Shareholder shall vote its shares of Common Stock, and shall take all other actions reasonably necessary, to ensure that the Company's certificate of incorporation and bylaws (copies of which are attached hereto as Exhibits A and B) facilitate and do not at any time conflict with any provision of this Agreement.


                                   ARTICLE 3

                           RESTRICTIONS ON TRANSFER

               Section 3.01. General. (a) Each Shareholder understands and agrees that the Common Stock purchased pursuant to the Subscription Agreement or the DecisionOne Direct Investment Program have not been registered under the Securities Act and are restricted securities. Each Shareholder agrees that it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("transfer") any Common Stock (or solicit any offers to buy or otherwise acquire, or take a pledge of any Common Stock) except in compliance with the Securities Act and the terms and conditions of this Agreement.

      (b) Any attempt to transfer any Common Stock not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company's stock records to such attempted transfer.

               Section 3.02. Legends. (a) In addition to any other legend that may be required, each certificate for shares of Common Stock that is issued to any Shareholder shall bear a legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTORS' AGREEMENT DATED AS OF AUGUST 7, 1997, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM DECISIONONE HOLDINGS CORP. OR ANY SUCCESSOR THERETO."

      (b) If any Common Stock shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Common Stock cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Common Stock without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

               Section 3.03. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time transfer any or all of its Common Stock to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.04, 3.05 and 4.01 so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement and (b) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.

               Section 3.04. Restrictions on Transfers by Institutional Shareholders. (a) Except as provided in Section 3.3, each Institutional Shareholder and each Permitted Transferee of such Institutional Shareholder may transfer its Common Stock only as follows:

            (i)   in a transfer made in compliance with Section 4.1 or 4.2;

           (ii) in a Public Offering in connection with the exercise of its rights under Article 5 hereof; or

          (iii) following the earlier to occur of (i) the date on which the Percentage Ownership of such Institutional Shareholder is less than 25% of its Initial Ownership of Common Stock and (ii) the seventh anniversary of the Closing Date, to any Person other than any Adverse Person.

      (b) The restrictions set forth in Section 3.4(a)(i) and (a)(ii) shall terminate at such time as aggregate Percentage Ownership of the DLJ Entities and their Permitted Transferees is equal to or less than 50% of the aggregate Initial Ownership of Common Stock of DLJ Entities.

               Section 3.05. Restrictions on Transfers by Management Shareholders. (a) Except as provided in Section 3.03, each Management Shareholder and each Permitted Transferee of such Management Shareholder may transfer its Common Stock only as follows:

            (i)   in a transfer made in compliance with Section 4.01 or 4.02;

           (ii) subject to the Public Offering Limitations (as defined below), in a Public Offering in connection with the exercise of its rights under Article 5 hereof;

          (iii) 180 days following a Public Offering, to any Third Party, in a transfer made in compliance with Rule 144 promulgated under the Securities Act; provided, however, that until the Restriction Termination Date, the Percentage Ownership of such Management Shareholder as a result of such transfer shall be equal to or exceed the greater of (x) 50% of such Management Shareholder's Initial Ownership of Common Stock and (y) a percentage of such Management Shareholder's Initial Ownership equal to the Remaining Percentage. For purposes of this Section 3.05(a)(iii), "Remaining Percentage" means the Percentage Ownership of the DLJ Entities and the Institutional Investors immediately prior to such proposed transfer pursuant to this Section 3.05(a)(iii) calculated by subtracting from the Initial Ownership of the DLJ Entities and the Institutional Investors the number of shares of Common Stock theretofore transferred by the DLJ Entities and the Institutional Investors; or

               (iv) following the Restriction Termination Date, to any Third Party other than an Adverse Person for consideration consisting solely of cash, provided, however, that the number of Shares transferred by such Management Shareholder pursuant to this Section 3.05(a)(iv) in any twelve-month period shall not exceed 20% of such Management Shareholder's Percentage Ownership at the beginning of such twelve month period.

               For purposes of this Agreement, "Public Offering Limitations" means (A) except as set forth in the proviso at the end of this paragraph, no Management Shareholder shall be permitted to exercise its rights under Section
5.02 hereof (x) with respect to the First Public Offering and (y) until such time as the Percentage Ownership of the DLJ Entities and the Institutional Shareholders and their Permitted Transferees shall be less than 50% of their aggregate Initial Ownership of Common Stock and (B) in each Public Offering following the First Public Offering, such Management Shareholder shall be entitled to transfer a number of Shares not exceeding such Management Shareholder's Pro Rata Portion of non-Purchased Shares; provided, however, that notwithstanding the restrictions set forth in clauses (A) and (B), each Management Shareholder shall be permitted to exercise its rights pursuant to
Section 5.02 hereof in respect of such Management Shareholder's Pro Rata Portion of its Purchased Shares in any Public Offering and transfer such Purchased Shares pursuant to Section 3.05(a)(ii).

      (b) The provisions of Section 3.05(a) shall terminate upon the earliest to occur of (i) one or more Public Offerings of Shares yielding aggregate gross proceeds of at least $100,000,000, (ii) the fourth anniversary of the Closing Date and (iii) a Change of Control. Notwithstanding the foregoing sentence, the provisions of Section 3.05(a) shall not terminate with respect to any Management Shareholder's Shares which shall have been pledged to the Company as security in connection with any indebtedness for borrowed money owed by such Management Shareholder to the Company unless the proceeds from the sale of such Shares, net of any taxes due on such proceeds, are applied to repay the such indebtedness in full.


                                   ARTICLE 4

            TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

               Section 4.01. Rights to Participate in Transfer. (a) If DLJ Entities (the "Selling Person") propose to transfer (other than transfers of shares of Common Stock (i) in a Public Offering, (ii) to any Permitted Transferee of any of the DLJ Entities or (iii) up to 2.5% in the aggregate of the securities of such class outstanding on the date of the first transfer of any shares of Common Stock by any of the DLJ Entities (such percentage, the "Free Percentage")), in a transaction otherwise permitted by Article 3 hereof, (a "Tag-Along Sale"), the Other Shareholders may, at their option, elect to exercise their rights under this Section 4.01 (each such Shareholder, a "Tagging Person"). In the event of such a proposed transfer, the Selling Person shall provide each Other Shareholder written notice of the terms and conditions of such proposed transfer ("Tag-Along Notice") and offer each Tagging Person the opportunity to participate in such sale. The Tag-Along Notice shall identify the number of shares of Common Stock subject to the offer ("Tag-Along Offer"), the cash price at which the transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any. From the date of the Tag-Along Notice, each Tagging Person shall have the right (a "Tag-Along Right"), exercisable by written notice ("Section 4.01 Response Notice") given to the Selling Person within 5 Business Days (the "Tag-Along Notice Period"), to request that the Selling Person include in the proposed transfer the number of Shares held by such Tagging Person as is specified in such notice; provided that if the aggregate number of Shares proposed to be sold by the Selling Person and all Tagging Persons in such transaction exceeds the number of Shares which can be sold on the terms and conditions set forth in the Tag-Along Notice, then only the Tag-Along Portion of Shares of the Selling Person and each Tagging Person shall be sold pursuant to the Tag-Along Offer. In the event the DLJ Entities shall propose to transfer a number of Shares in excess of the Free Percentage, the Tag-Along Portion shall be calculated with respect to all of the Shares proposed to be transferred by the DLJ Entities. If the Tagging Persons exercise their Tag-Along Rights hereunder, each Tagging Person shall deliver, together with its Section 4.01 Response Notice, to the Selling Person the certificate or certificates representing the Shares of such Tagging Person to be included in the transfer, together with a limited power-of-attorney authorizing the Selling Person to transfer such Shares on the terms set forth in the Tag-Along Notice. It is understood that to the extent the DLJ Entities can do so without affecting the other terms on which the Tag-Along Sale is proposed to be made, the DLJ Entities will seek to exclude from the terms of such Tag-Along Sale any material restrictions on the ability, following such Tag-Along Sale, of any Tagging Person to conduct its business in a manner consistent with past practice. Delivery of such certificate or certificates representing the Shares to be transferred and the limited power-of-attorney authorizing the Selling Person to transfer such Shares shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons. If, at the end of a 120 day period after such delivery, the Selling Person has not completed the transfer of all such Shares on substantially the same terms and conditions set forth in the Tag-Along Notice, the Selling Person shall return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the Shares which such Tagging Person delivered for transfer pursuant to this Section 4.01.

      (b) Concurrently with the consummation of the Tag-Along Sale, the Selling Person shall notify the Tagging Persons thereof, shall remit to the Tagging Persons the total consideration (by bank or certified check) for the Shares of the Tagging Persons transferred pursuant thereto, and shall, promptly after the consummation of such Tag-Along Sale furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

      (c) If at the termination of the Tag-Along Notice Period any Tagging Person shall not have elected to participate in the Tag-Along Sale, such Tagging Person will be deemed to have waived its rights under Section 4.01(a) with respect to the transfer of its securities pursuant to such Tag-Along Sale.

      (d) If any Tagging Person declines to exercise its Tag-Along Rights or elects to exercise its Tag-Along Rights with respect to less than such Tagging Person's Tag-Along Portion, the DLJ Entities shall be entitled to transfer, pursuant to the Tag-Along Offer, a number of Shares held by the DLJ Entities equal to the number of Shares constituting the portion of such Tagging Person's Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

      (e) The DLJ Entities and any Tagging Person who exercises the Tag-Along Rights pursuant to this Section 4.01 may sell the Shares subject to the Tag-Along Offer on the terms and conditions set forth in the Tag-Along Notice (provided, however, that the cash price payable in any such sale may exceed the cash price specified in the Tag-Along Notice by up to 10%) within 120 days of the date on which Tag-Along Rights shall have been waived, exercised or expire.

               Section 4.02.  Right to Compel Participation in Certain
Transfers.   (a) If (i) the DLJ Entities propose to transfer not less than 50%
of their Initial Ownership of Common Stock to a Third Party in a bona fide sale, (ii) the DLJ Entities propose a transfer in which the Shares to be transferred by the DLJ Entities, the Institutional Shareholders and their Permitted Transferees constitute more than 50% of the outstanding shares of Common Stock (a "Section 4.02 Sale"), the DLJ Entities may at their option require all Other Shareholders to sell the Subject Securities ("Drag-Along Rights") then held by every Other Shareholder, and (subject to and at the closing of the Section 4.02 Sale) to exercise all, but not less than all, of the options held by every Other Shareholder and to sell all of the shares of Common Stock received upon such exercise to such Third Party, for the same consideration per share of Common Stock and otherwise on the same terms and conditions as the DLJ Entities; provided that any Other Shareholder who holds options the exercise price per share of which is greater than the per share price at which the Shares are to be sold to the Third Party may, if required by the DLJ Entities to exercise such options, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. In the event the Section 4.02 Sale is not consummated with respect to any shares acquired upon exercise of such options, or the Section 4.02 Sale is not consummated, such options shall be deemed not to have been exercised or cancelled, as applicable. DLJMB shall provide written notice of such Section 4.02 Sale to the Other Shareholders (a "Section 4.02 Notice") not later than the 15th day prior to the proposed
Section 4.02 Sale. The Section 4.02 Notice shall identify the transferee, the number of Subject Securities, the consideration for which a transfer is proposed to be made (the "Section 4.02 Sale Price") and all other material terms and conditions of the Section 4.02 Sale. The number of shares of Common Stock to be sold by each Other Shareholder will be the Drag-Along Portion of the shares of Common Stock that such Other Shareholder owns. Subject to
Section 4.02(d), each Other Shareholder shall be required to participate in the
Section 4.02 Sale on the terms and conditions set forth in the Section 4.02 Notice and to tender all its Subject Securities as set forth below. It is understood that to the extent the DLJ Entities can do so without affecting the other terms on which the Section 4.02 Sale is proposed to be made, the DLJ Entities will seek to exclude from the terms of such Section 4.02 Sale any material restrictions on the ability, following such Section 4.02 Sale, of any Other Shareholder to conduct its business in a manner consistent with past practice. The price payable in such transfer shall be the Section 4.02 Sale Price. Not later than the 10th day following the date of the Section 4.02 Notice (the "Section 4.02 Notice Period"), each of the Other Shareholders shall deliver to a representative of DLJMB designated in the Section 4.02 Notice certificates representing all Subject Securities held by such Other Shareholder, duly endorsed, together with all other documents required to be executed in connection with such Section 4.02 Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Subject Securities pursuant to this Section 4.02 at the closing for such
Section 4.02 Sale against delivery to such Other Shareholder of the consideration therefor. If an Other Shareholder should fail to deliver such certificates to DLJMB, the Company shall cause the books and records of the Company to show that such Subject Securities are bound by the provisions of this Section 4.02 and that such Subject Securities shall be transferred to the purchaser of the Subject Securities immediately upon surrender for transfer by the holder thereof.

      (b) The DLJ Entities shall have a period of 90 days from the date of receipt of the Section 4.02 Notice to consummate the Section 4.02 Sale on the terms and conditions set forth in such Section 4.02 Sale Notice. If the
Section 4.02 Sale shall not have been consummated during such period, DLJMB shall return to each of the Other Shareholders all certificates representing Shares that such Other Shareholder delivered for transfer pursuant hereto, together with any documents in the possession of DLJMB executed by the Other Shareholder in connection with such proposed transfer, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to Common Stock owned by the Other Shareholders shall again be in effect.

      (c) Concurrently with the consummation of the transfer of Shares pursuant to this Section 4.02, DLJMB shall give notice thereof to all Shareholders, shall remit to each of the Shareholders who have surrendered their certificates the total consideration (by bank or certified check) for the Shares transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Shareholders.

      (d) Notwithstanding any provision of this Agreement to the contrary, in the event the terms on which a Section 4.02 Sale is proposed to be made shall include a provision which materially and adversely affects the ability of any Other Shareholder to compete in any line of business or geographic area, such Other Shareholder shall not be required to participate in the
Section 4.02 Sale on the terms and conditions set forth in the Section 4.02 Notice. In the event any Shareholder shall elect, pursuant to the preceding sentence, not to participate in the Section 4.02 Sale, the DLJ Entities shall have the right to purchase, and such Shareholder shall be obligated to sell to the DLJ Entities, such Shareholder's Subject Securities, at the Section 4.02 Sale Price and on substantially the same terms (other than any such non-compete provision), not later than immediately prior to the consummation of the Section 4.02 Sale.

               Section 4.03.  Preemptive Rights.   (a) The Company shall
provide each Shareholder with a written notice (a "Section 4.03 Notice") of any proposed issuance by the Company of Equity Securities at least 10 days prior to the proposed issuance date. Such notice shall specify the price at which the Equity Securities are to be issued and the other material terms of the issuance. In the event the DLJ Entities propose to purchase any such Equity Securities from the Company, each Other Shareholder shall be entitled to purchase, at the price and on the terms at which the DLJ Entities propose to purchase such Equity Securities and specified in such Section 4.03 Notice, such Shareholder's Section 4.03 Portion of the Equity Securities proposed to be issued. A Shareholder may exercise its rights under this Section 4.03 by delivering written notice of its election to purchase Equity Securities to the Company, DLJMB and each Other Shareholder within 5 days of receipt of the
Section 4.03 Notice. A delivery of such a written notice (which notice shall specify the number of shares (or amount) of Equity Securities to be purchased by the Shareholder submitting such notice) by such Shareholder shall constitute a binding agreement of such Shareholder to purchase, subject to the purchase by the DLJ Entities of their portion of such Equity Securities, at the price and on the terms specified in the Section 4.03 Notice, the number of shares (or amount) of Equity Securities specified in such Shareholder's written notice. In the event the Equity Securities proposed to be issued by the Company are not shares of Common Stock, it shall be a condition to the consummation of the purchase of such Equity Securities pursuant to this
Section 4.03 by any Shareholder that such Shareholder shall execute an amendment of this Agreement on the terms consistent with this Agreement reasonably satisfactory to the Company and the DLJ Entities.

      (b) In the event any Other Shareholder declines to exercise its preemptive rights under this Section 4.03 or elects to exercise such rights with respect to less than such Shareholder's Section 4.03 Portion, the DLJ Entities shall be entitled to purchase from the Company the number of Equity Securities constituting the Section 4.03 Portion with respect to which such Other Shareholder shall not have exercised its preemptive rights.

      (c) In the case of any issuance of Equity Securities, the Company shall have 90 days from the date of the Section 4.03 Notice to consummate the proposed issuance of any or all of such Equity Securities which the Shareholders have not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the
Section 4.03 Notice. At the consummation of such issuance, the Company shall issue certificates representing the Equity Securities to be purchased by each Shareholder exercising preemptive rights pursuant to this Section 4.03 registered in the name of such Shareholder, against payment by such Shareholder of the purchase price for such Equity Securities. If the Company proposes to issue Equity Securities after such 90-day period, it shall again comply with the procedures set forth in this Section.

      (d) Notwithstanding the foregoing, no Shareholder shall be entitled to purchase Equity Securities as contemplated by this Section 4.03 in connection with issuances of Equity Securities (i) to employees of the Company or any Subsidiary pursuant to employee benefit plans or arrangements approved by the Board (including upon the exercise of employee stock options), (ii) in connection with any bona fide, arm's-length restructuring of outstanding debt of the Company or any Subsidiary, or (iii) in connection with any bona fide, arm's-length direct or indirect merger, acquisition or similar transaction. The Company shall not be under any obligation to consummate any proposed issuance of Equity Securities, regardless of whether it shall have delivered a
Section 4.03 Notice in respect of such proposed issuance.

      (e)    The Company will use its reasonable best efforts to provide the
Section 4.03 Notice at least 15 Business Days prior to any proposed issuance of Equity Securities. In the event it is impracticable to provide the Section
4.03 Notice at least 15 Business Days prior to such issuance, any Shareholder may offer to finance or arrange to finance the purchase by any other Shareholder of such other Shareholder's Section 4.03 Portion and such financing or arranging Shareholder shall be entitled to receive as compensation for such services reasonable and customary fees and expenses. No Shareholder shall be under any obligation to provide or arrange such financing for any other Shareholder.

               Section 4.04. Certain Other Purchases of Common Stock. In the event, at any time prior to the Trigger Date, the DLJ Entities shall acquire any shares of Common Stock from any Person other than the Shareholders, the DLJ Entities shall deliver, within five Business Days of the date of such acquisition, a notice to each Other Shareholder (a "Section 4.04 Notice") specifying the number of shares of Common Stock acquired and the weighted average of price per share paid by the DLJ Entities. Such Section 4.04 Notice shall constitute an offer to each such Other Shareholder to purchase such Shareholder's Section 4.04 Portion of the number of shares of Common Stock acquired by the DLJ Entities. A Shareholder may exercise its rights under this Section 4.04 by delivering written notice of its election to purchase its
Section 4.04 Portion within 10 days of receipt of the Section 4.04 Notice. A delivery of such written notice (which shall specify the number of shares of Common Stock to be purchased by the Shareholder submitting such notice) by such Shareholder shall constitute a binding agreement of such Shareholder to purchase, at the price and on the terms specified in the Section 4.04 Notice, the number of shares of Common Stock specified in such notice. At the consummation of the transfer of the shares of Common Stock purchased by the DLJ Entities to any Shareholder that shall have exercised its rights hereunder, the DLJ Entities shall deliver to such Shareholder certificates representing the shares of Common Stock to be purchased against payment by such Shareholder of the purchase price for such shares of Common Stock.


                                   ARTICLE 5

                              REGISTRATION RIGHTS

               Section 5.01. Demand Registration. (a) If the Company shall receive a written request by the DLJ Entities or their Permitted Transferees (any such requesting Person, a "Selling Shareholder") that the Company effect the registration under the Securities Act of all or a portion of such Selling Shareholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give written notice of such requested registration (a "Demand Registration") at least 5 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the Other Shareholders and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

            (i) the Registrable Securities which the Company has been so requested to register by the Selling Shareholders, then held by the Selling Shareholders; and

           (ii) subject to the restrictions set forth in Section 5.02, all other Registrable Securities of the same type as that to which the request by the Selling Shareholders relates which any Other Shareholder entitled to request the Company to effect a Piggyback Registration (as such term is defined in Section 5.02) pursuant to Section 5.02 (all such Shareholders, together with the Selling Shareholders, the "Holders") has requested the Company to register by written request received by the Company within 2 days (one of which shall be a Business Day) after the receipt by such Holders of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to Section 5.01(d) hereof, the Company shall not be obligated to effect more than six Demand Registrations for the DLJ Entities; and provided further that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Common Stock requested to be included in such Demand Registration, in the reasonable opinion of DLJMB exercised in good faith, equals or exceeds (x) $50,000,000 if such Demand Registration would constitute the First Public Offering, or (y) $10,000,000 in all other cases. In no event will the Company be required to effect more than one Demand Registration within any four-month period.

      (b)    Promptly after the expiration of the 2-day period referred to in
Section 5.01(a)(ii) hereof, the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of Registrable Securities requested to be included therein. The Selling Shareholders requesting a registration under Section 5.01(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall be considered a Demand Registration unless such revocation arose out of the fault of the Company or unless the participating Shareholders reimburse the Company for all costs incurred by the Company in connection with such registration, in which case such request shall not be considered a Demand Registration.

      (c) The Company will pay all Registration Expenses in connection with any Demand Registration.

      (d) A registration requested pursuant to this Section 5.01 shall not be deemed to have been effected (i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder); provided that if after any registration statement requested pursuant to this Section 5.01 becomes effective (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 75% of the Registrable Securities included in such registration statement has been sold thereunder, such registration statement shall not be considered a Demand Registration, or (ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 5.01(e) such that less than 66 2/3% of the Registrable Securities of the Selling Shareholders sought to be included in such registration are included.

      (e) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter shall advise the Company and the Selling Shareholders that, in its view, (i) the number of shares of Registrable Securities requested to be included in such registration (including any securities which the Company proposes to be included which are not Registrable Securities) or (ii) the inclusion of some or all of the shares of Registrable Securities owned by the Holders, in any such case, exceeds the largest number of shares which can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum Offering Size"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering Size:

                  (A) first, all Registrable Securities requested to be registered by the parties requesting such Demand Registration and all Registrable Securities requested to be included in such registration by any other Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities so requested to be included in such registration); and

                  (B) second, any securities proposed to be registered by the Company.

      (f) Upon written notice to each Selling Shareholder, the Company may postpone effecting a registration pursuant to this Section 5.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (1) an investment banking firm of recognized national standing shall advise the Company and the Selling Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (2) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes, in its reasonable judgment, would not be in the best interests of the Company.

      (g) After the Company has effected two Demand Registrations pursuant to this Section 5.01 of Common Stock, the Other Shareholders, upon request of the Other Shareholders owning a majority of the Shares acquired by the Other Shareholders on Closing Date, may request that the Company register Common Stock which are Registrable Securities then owned by such Other Shareholders. In no event will the Company be required to effect more than one such Demand Registration. The provisions of this Article 5 shall apply, mutatis mutandis, to any such Demand Registration.

               Section 5.02. Piggyback Registration. (a) If the Company proposes to register any of its Common Stock under the Securities Act (including pursuant to a Demand Registration), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 5.02(b) hereof, give prompt written notice at least 5 days prior to the anticipated filing date of the registration statement relating to such registration to all Shareholders and their respective Permitted Transferees (or, in the case of a Demand Registration requested by the DLJ Entities, to all Other Shareholders), which notice shall set forth such Shareholders' rights under this Section 5.02 and shall offer all Shareholders the opportunity to include in such registration statement such number of shares of Common
Stock as each such Shareholder may request (a "Piggyback Registration"). Upon the written request of any such Shareholder made within 2 days (one of which shall be a Business Day) after the receipt of notice from the Company (which request shall specify the number of shares of Common Stock intended to be disposed of by such Shareholder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all shares of Common Stock which the Company has been so requested to register by such Shareholders, to the extent requisite to permit the disposition of the shares of Common Stock so to be registered; provided that (i) if such registration involves an Underwritten Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.4(f) on the same terms and conditions as apply to the Company or the Selling Shareholder, as applicable, and (ii) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 5.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such stock, the Company shall give written notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; and provided further that the right of the Management Shareholders and their Permitted Transferees to request a Piggyback Registration will be subject to the Public Offering Limitations. No registration effected under this Section 5.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.02.

      (b) If a registration pursuant to this Section 5.02 involves an Underwritten Public Offering (other than in the case of an Underwritten Public Offering requested by the DLJ Entities in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of shares of Common Stock which the Company and the selling Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

               (i) first, so much of the Common Stock proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size; and

              (ii) second, all Registrable Securities requested to be included in such registration by any Shareholder pursuant to Section
       5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration).

               Section 5.03. Holdback Agreements. With respect to each and every firmly underwritten Public Offering, each Shareholder agrees and their Permitted Transferees will agree not to offer or sell any shares of Common Stock (except for shares of Common Stock, if any, sold in that Public Offering) during the 14 days prior to the effective date of the applicable registration statement for a public offering of shares of Common Stock (except as part of such registration) and during the period after such effective date equal to the lesser of: (i) 180 days or (ii) any such shorter period as the Company and the lead managing underwriter of an Underwritten Public Offering agree.

               Section 5.04. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02 hereof, the Company will, subject to the provisions of such Sections, use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

      (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form selected by counsel for the Company and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (or such shorter period in which all of the Registrable Securities of the Holders included in such registration statement shall have actually been sold thereunder).

      (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its reasonable best efforts to comply with such request, provided, however, that the Company shall not have any obligation to so modify any information if so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (c)    After the filing of the registration statement, the Company will
(i) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

      (d) The Company will use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder holding such Registrable Securities reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company will not be required to
(A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

      (e) The Company will immediately notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

      (f) In connection with (i) any Demand Registration requested by the DLJ Entities or their Permitted Transferees or (ii) any registration of Registrable Securities pursuant to this Article 5 the Company shall appoint the underwriter or underwriters chosen by DLJMB. The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

      (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company will make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably requested by any such Person, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

      (h) The Company will furnish to each such Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter and the participating Shareholders, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

      (i) The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and the relevant state blue sky commissions, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

      (j) The Company may require each such Shareholder to promptly furnish in writing to the Company information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

      (k) Each such Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5.04(e) hereof, such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e) hereof, and, if so directed by the Company, such Shareholder will deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) hereof to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e) hereof.

      (l) The Company will use its reasonable best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed or on NASDAQ if the Common Stock is then quoted on NASDAQ not later than the effective date of such registration statement.

               Section 5.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (and officers, directors, employees, partners and agents of such controlling Persons) from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such current copy of such prospectus (or such amended or supplemented prospectus, as the case may be) to such Shareholder in a timely manner prior to such sale and it was the responsibility of such Shareholder under the Securities Act to provide such Person with a current copy of the prospectus
(or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05.

               Section 5.06. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person (other than such Shareholder) if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in
Section 5.05 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Shareholder shall be prepared, if required by the underwriting agreement, to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

               No Shareholder shall be liable under Section 5.06 for any damage thereunder in excess of the net proceeds realized by such Shareholder in the sale of the Registrable Securities of such Shareholder.

               Section 5.07. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

               Section 5.08. Contribution. If the indemnification provided for in this Article 5 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement and their related Indemnified Parties on the one hand and the underwriters and their related Indemnified Parties on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Shareholders' Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company and their related Indemnified Parties on the one hand and each such Shareholder and their related
Indemnified Parties on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.08 no underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to securities purchased by such underwriter in such offering, less the aggregate amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized on the sale of the Registrable Securities of such Shareholder exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Shareholder's obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

               Section 5.09. Participation in Public Offering. No Person may participate in any Underwritten Public Offering hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

               Section 5.10. Cooperation by the Company. In the event any Shareholder shall transfer any Registrable Securities pursuant to Rule 144A under the Securities Act, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

               Section 5.11. No Transfer of Registration Rights. None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring securities of such Shareholder in any Public Offering or pursuant to Rule 144A of the Securities Act.


                                   ARTICLE 6

                       CERTAIN COVENANTS AND AGREEMENTS

               Section 6.01. Confidentiality. (a) Each Shareholder hereby agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Shareholder's investment in the Company. Each Shareholder agrees that it will use the Confidential Information only in connection with its investment in the Company and not for any other purpose. Each Shareholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Shareholder's Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided that such Shareholder gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)), (iii) to any Person to whom such Shareholder is contemplating a transfer of its Shares (provided that such transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company (it being understood that a confidentiality agreement consistent with the provisions hereof shall be satisfactory to the Company)) or (iv) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

      (b) "Confidential Information" means any information concerning the Company and Persons which are or become its subsidiaries or the financial condition, business, operations or prospects of the Company and Persons which are or become its subsidiaries in the possession of or furnished to any Shareholder (including, without limitation by virtue of its present or former right to designate a director of the Company); provided that the term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "Representatives") in violation of the Merger Agreement or this Agreement, (ii) is or was available to such Shareholder on a nonconfidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or (iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

               Section 6.02. Reports. The Company will furnish the Institutional Shareholders with the quarterly and annual financial reports that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act promptly after the filing thereof or, in the event the Company is not required to file such reports, quarterly and annual reports containing the same information as would be required in such reports on the date that such reports would otherwise be filed.

               Section 6.03. Limitations on Subsequent Registration. The Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any registration filed pursuant to Section 5.01 or 5.02 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities would not reduce the amount of the Registrable Securities of the Shareholders included therein or (b) on terms otherwise more favorable than this Agreement.

               Section 6.04. Exclusive Financial Advisor and Investment Banking Advisor. During the period from and including the date hereof through and including the fifth anniversary of the date hereof, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), or any Affiliate that DLJMB may choose in its sole discretion, shall be engaged as the exclusive financial advisor and investment banker for the Company on financial and other terms customary in the industry to be agreed between the Company and DLJSC.

               Section 6.05. Limitation on Purchase of Common Stock. Until the earlier to occur of (i) the seventh anniversary of the Closing Date or
(ii) the date on which at least 40% of the outstanding Common Stock on a Fully Diluted basis of the Company is held by Persons other than the Shareholders (the "Trigger Date"), no Institutional Shareholder shall acquire any shares of Common Stock except (i) in a purchase of Equity Securities pursuant to
Section 4.03 or Section 4.04 hereof or (ii) in a transfer from any other Shareholder which is otherwise permitted under the terms of Article 3 hereof.


                                   ARTICLE 7

                                 MISCELLANEOUS

               Section 7.01.  Entire Agreement.   This Agreement,  the Merger
Agreement and the Subscription Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

               Section 7.02. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               Section 7.03. Assignability. (a) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Shareholder; provided that any Person acquiring shares of Common Stock who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "Shareholder".

      (b) Any Permitted Transferee of a Management Shareholder who shall become a party hereto shall be deemed a "Management Shareholder".

      (c) Any Permitted Transferee of an Institutional Shareholder who shall become a party to this Agreement shall be deemed an "Institutional Shareholder".

               Section 7.04. Amendment; Waiver; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board of Directors and holders of at least 50% of the Shares held by the parties to this Agreement at the time of such proposed amendment or modification.

      (b) In addition, any amendment or modification of any provision of this Agreement that would adversely affect any DLJ Entity may be effected only with the consent of such DLJ Entity.

      (c) In addition, any amendment or modification of any provision of this Agreement that would adversely affect any (i) Institutional Shareholder may be effected only with the consent of Institutional Shareholders holding at least 50% of the shares held by the Institutional Shareholders or (ii) Management Shareholder may be effected only with the consent of Management Shareholders holding at least 50% of the shares held by the Management Shareholders.

      (d) This Agreement shall terminate on the tenth anniversary of the date hereof unless earlier terminated.

               Section 7.05. Notices. (a) All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given and received when sent by fax (with confirmation in writing via first class U.S. mail) or delivered personally or on the third Business Day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice:

             if to the Company to:

                   DecisionOne Holdings Corp.
                   50 East Swedesford Road
                   Frazer, PA 19355
                   Attention: Thomas M. Molchan, Esq.
                   Fax: 610-408-3820

             if to any Shareholder, to such Shareholder at the address specified by such Shareholder on the signature pages of this Agreement or in a notice given by such Shareholder to the Company for such purpose with a copy, in the case of the Institutional Shareholders (other than the Sprout Entities), to

                   Wachtell, Lipton, Rosen & Katz
                   51 West 52nd Street
                   New York, NY 10019
                   Attention: David A. Katz, Esq.
                   Fax: 212-403-2000

               Any Person who becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

      (b) Notices required to be given pursuant to Sections 5.01(a) and 5.01(b) and Section 5.02 by the Company shall be deemed given only if such notices are also be given telephonically and by fax to the following persons (or any other individual the respective entities may designate in writing to the Company to replace such person):

             (i) for the benefit of the Management Shareholders, to Thomas
M.  Molchan at 610-296-6212 and fax: 610-408-3820;

            (ii) for the benefit of the Apollo Entities, to any of Michael Gross at 212-261-4009, fax: 212-261-4071, Joshua Harris at 212-261-4032,
fax: 212-459-3301, or Marc Becker at 212-261-4061, fax: 212-459-3302;

           (iii) for the benefit of the Bain Entities, to Stephen Pagliuca at 617-572-2629, fax: 617-572-3274 or Domenic Ferrante at 617-572-2563,
fax: 617-572-3274;

            (iv) for the benefit of the THL Entities, to any of Scott A. Schoen, Scott M. Sperling or Kent R. Weldon at 617-227-1050, fax: 617-227-3514;

             (v) for the benefit of the Sprout Entities, to Art Zuckerman at 212-892-4866, fax: 212-892-3444;

           (vi) for the benefit of the Ontario Teachers' Pension Plan Board, to Dean Metcalf at 416-730-6166, fax: 416-730-5374;

          (vii) in the case of any registration not requested by the DLJ Entities, for the benefit of the DLJ Entities, to Peter Grauer, at 212-892-3636, fax: 212-892-7272; and

         (viii)   to David Katz at 212-403-1000, fax: 212-403-2000.

               Section 7.06. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

               Section 7.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

               Section 7.08. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

               Section 7.09. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

               Section 7.10. Consent to Jurisdiction; Expenses. (a) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Federal Court sitting in New York, New York, or any New York State court sitting in New York, New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party by any method provided in Section 7.05 shall be deemed effective service of process on such party and consents to the personal jurisdiction of any Federal Court sitting in New York, New York, or any New York State court sitting in New
York, New York.

      (b) In any dispute arising under this Agreement among any of the parties hereto, the costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the prevailing party shall be paid by the party that does not prevail.

               Section 7.11. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties' intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    DECISIONONE HOLDINGS CORP.


                                    By: /s/ Thomas J. Fitzpatrick
                                        ------------------------------------
                                       Name: Thomas J. Fitzpatrick
                                       Title: Vice President and Chief
                                              Financial Officer


                                    DLJ MERCHANT BANKING PARTNERS
                                    II, L.P., a Delaware Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                       as managing general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                       Name: Kirk B. Wortman
                                       Title: Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                                    DLJ MERCHANT BANKING PARTNERS
                                    II-A, L.P., a Delaware Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                        as managing general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                        Name: Kirk B. Wortman
                                        Title:   Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                                    DLJ OFFSHORE PARTNERS II, C.V., a
                                    Netherlands Antilles Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                        ------------------------------------
                                        as advisory general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                        Name: Kirk B. Wortman
                                        Title:   Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                                    DLJ DIVERSIFIED PARTNERS, L.P., a
                                    Delaware Limited Partnership

                                    By: DLJ Diversified Partners II, Inc.,
                                       as managing general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                        Name: Kirk B. Wortman
                                        Title:   Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                                    DLJ DIVERSIFIED PARTNERS-A, L.P., a
                                    Delaware Limited Partnership

                                    By: DLJ Diversified Partners II, Inc.,
                                       as managing general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                        Name: Kirk B. Wortman
                                        Title: Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                                    DLJ MILLENNIUM PARTNERS, L.P., a

                                    Delaware Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                       as managing general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                       Name: Kirk B. Wortman
                                       Title: Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272



                                    DLJ MILLENNIUM PARTNERS-A, L.P.,
                                    a Delaware Limited Partnership

                                    By: DLJ Merchant Banking II, Inc.,
                                           as managing general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                       Name: Kirk B. Wortman
                                       Title: Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272



                                    DLJMB FUNDING II, INC., a Delaware
                                    corporation


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                       Name: Kirk B. Wortman
                                       Title: Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                                    DLJ FIRST ESC, L.L.C.,


                                    By: DLJ LBO Plans Management Corporation,
                                       as manager


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                        Name: Kirk B. Wortman
                                        Title: Attorney-in-fact

                                    Address:


                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                                    UK INVESTMENT PLAN 1997
                                    PARTNERS


                                    By: Donaldson, Lufkin & Jenrette, Inc.,
                                       as general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                        Name: Kirk B. Wortman
                                        Title: Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272



                                    DLJ EAB PARTNERS, L.P.

                                    By: DLJ Merchant Banking Funding II, Inc.,
                                           its general partner


                                    By: /s/ Kirk B. Wortman
                                        ------------------------------------
                                        Name: Kirk B. Wortman
                                        Title: Attorney-in-fact

                                    Address:

                                       c/o DLJ Merchant Banking II, Inc.
                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-7272

                                    APOLLO INVESTMENT FUND III, L.P.

                                    By Apollo Advisors II, L.P., its
                                          general partner

                                    By Apollo Capital Management II, Inc.,
                                          its general partner


                                    By: /s/ Josh Harris
                                        ------------------------------------
                                        Name: Josh Harris
                                        Title:   Vice President

                                    Address:
                                       1301 Avenue of the Americas
                                       38th Floor
                                       New York, NY 10019
                                       Fax: 212-261-4102


                                    APOLLO OVERSEAS PARTNERS III L.P.

                                    By Apollo Advisors II, L.P., its
                                          general partner

                                    By Apollo Capital Management II, Inc.,
                                          its general partner


                                    By: /s/ Josh Harris
                                        ------------------------------------
                                       Name: Josh Harris
                                       Title: Vice President

                                    Address:

                                       1301 Avenue of the Americas
                                       38th Floor
                                       New York, NY 10019
                                       Fax: 212-261-4102

                                    APOLLO U.K. PARTNERS III, L.P.

                                    By Apollo Advisors II, L.P., its
                                          general partner

                                    By Apollo Capital Management II, Inc.,
                                          its general partner


                                    By: /s/ Josh Harris
                                        ------------------------------------
                                        Name: Josh Harris
                                        Title: Vice President

                                    Address:

                                       1301 Avenue of the Americas
                                       38th Floor
                                       New York, NY 10019
                                       Fax: 212-261-4102


                                    BAIN CAPITAL FUND V L.P.

                                    By: Bain Capital Partners V, L.P.,
                                           its general partner

                                    By:  Bain Capital Investors V, Inc., its
                                            general partner


                                    By: /s/ Stephen Pagliuca
                                        ------------------------------------
                                        Name: Stephen Pagliuca
                                        Title: General Partner

                                    Address:

                                       c/o Bain Capital, Inc.
                                       Two Copley Place
                                       Boston, MA 02116
                                       Attention: Stephen Pagliuca
                                       Fax: 617-572-3274

                                    BAIN CAPITAL FUND, V-B, L.P.

                                    By:  Bain Capital Investors V, L.P., its
                                            general partner

                                    By:  Bain Capital Investors V, Inc.,
                                            its general partner


                                    By: /s/ Stephen Pagliuca
                                        ------------------------------------
                                        Name: Stephen Pagliuca
                                        Title: General Partner

                                    Address:

                                       c/o Bain Capital, Inc.
                                       Two Copley Place
                                       Boston, MA 02116
                                       Attention: Stephen Pagliuca
                                       Fax: 617-572-3274

                                    BCIP ASSOCIATES


                                    By: /s/ Stephen Pagliuca
                                        ------------------------------------
                                        Name: Stephen Pagliuca
                                        Title: General Partner

                                    Address:

                                       c/o Bain Capital, Inc.
                                       Two Copley Place
                                       Boston, MA 02116
                                       Attention: Stephen Pagliuca
                                       Fax: 617-572-3274

                                    BCIP TRUST ASSOCIATES, L.P.

                                    By:  Bain Capital Investors V, L.P., its
                                            general partner


                                    By: /s/ Stephen Pagliuca
                                        ------------------------------------
                                        Name: Stephen Pagliuca
                                        Title: General Partner

                                    Address:

                                       c/o Bain Capital, Inc.
                                       Two Copley Place
                                       Boston, MA 02116
                                       Attention: Stephen Pagliuca
                                       Fax: 617-572-3274



                                    THOMAS H. LEE EQUITY FUND III, L.P.

                                    By:  THL Equity Advisors III
                                        Limited Partnership

                                    By:  THL Equity Trust III


                                    By: /s/ Scott Schoen
                                        ------------------------------------
                                        Name: Scott Schoen
                                        Title:  Managing Director

                                    Address:

                                       c/o Thomas H. Lee Company
                                       75 State Street
                                       Boston, MA 02109
                                       Fax: 617-227-3514

                                    THOMAS H. LEE FOREIGN
                                    FUND III, L.P.

                                    By:  THL Equity Advisors III
                                         Limited Partnership

                                    By: THL Equity Trust III


                                    By: /s/ Scott Schoen
                                        ------------------------------------
                                        Name: Scott Schoen
                                        Title: Managing Director

                                    Address:

                                       c/o Thomas H. Lee Company
                                       75 State Street
                                       Boston, MA 02109
                                       Fax: 617-227-3514



                                    THL CO-INVESTORS III-A LLC


                                    By: /s/ Thomas H. Lee
                                        ------------------------------------
                                        Name: Thomas H. Lee
                                        Title: Manager

                                    Address:
                                       c/o Thomas H. Lee Company
                                       75 State Street
                                       Boston, MA 02109
                                       Fax: 617-227-3514

                                    THL CO-INVESTORS III-B LLC


                                    By: /s/ Thomas H. Lee
                                        ------------------------------------
                                        Name: Thomas H. Lee
                                        Title: Manager

                                    Address:

                                       c/o Thomas H. Lee Company
                                       75 State Street
                                       Boston, MA 02109
                                       Fax: 617-227-3514

                                    DLJ CAPITAL CORP.


                                    By: /s/ Art Zuckerman
                                        ------------------------------------
                                        Name: Art Zuckerman
                                        Title:

                                    Address:

                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax:   212-892-3444



                                    SPROUT GROWTH II, L.P.

                                    By: DLJ Capital Corporation,
                                        its managing general partner


                                    By: /s/ Art Zuckerman
                                        ------------------------------------
                                        Name: Art Zuckerman
                                        Title:

                                    Address:

                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-3444

                                    THE SPROUT CEO FUND, L.P.

                                    By: DLJ Capital Corporation,
                                        its managing general partner

                                    By: /s/ Art Zuckerman
                                        ------------------------------------
                                        Name: Art Zuckerman
                                        Title:

                                    Address:

                                       277 Park Avenue
                                       New York, NY 10172
                                       Fax: 212-892-3444



                                    ONTARIO TEACHERS' PENSION
                                    PLAN BOARD


                                    By: /s/ Dean Metcalf
                                        ------------------------------------
                                        Name: Dean Metcalf
                                        Title:  Portfolio Manager, Merchant
                                                Banking

                                    Address:

                                       5650 Yonge Street
                                       North York, Ontario
                                       Canada M2M 4H5
                                       Fax: 416-730-5374




                                    By: /s/ Kenneth Draeger
                                        ------------------------------------
                                        Kenneth Draeger


                                    By: /s/ Steve Felice
                                        ------------------------------------
                                        Steve Felice


                                    By: /s/ Tom Fitzpatrick
                                        ------------------------------------
                                        Tom Fitzpatrick


                                    By: /s/ Steve Friedman
                                        ------------------------------------
                                        Steve Friedman


                                    By: /s/ Joe Giordano
                                        ------------------------------------
                                        Joe Giordano


                                    By: /s/ Jim Greenwell
                                        ------------------------------------
                                        Jim Greenwell


                                    By: /s/ Tom Molchan
                                        ------------------------------------
                                        Tom Molchan


                                    By: /s/ Dwight Wilson
                                        ------------------------------------
                                        Dwight Wilson


                                    By: /s/ John Baldus
                                        ------------------------------------
                                        John Baldus


                                    By: /s/ Bill Beaumont
                                        ------------------------------------
                                        Bill Beaumont


                                    By: /s/ Mark Davis
                                        ------------------------------------
                                        Mark Davis

                                    By: /s/ Tom Farrell
                                        ------------------------------------
                                        Tom Farrell


                                    By: /s/ Tom Fogarty
                                        ------------------------------------
                                        Tom Fogarty


                                    By: /s/ Tom Fogelsong
                                        ------------------------------------
                                        Tom Fogelsong


                                    By: /s/ Dan Harkins
                                        ------------------------------------
                                        Dan Harkins


                                    By: /s/ Judy Johnson
                                        ------------------------------------
                                        Judy Johnson


                                    By: /s/ Bill Lanam
                                        ------------------------------------
                                        Bill Lanam


                                    By: /s/ Mike Rogers
                                        ------------------------------------
                                        Mike Rogers


                                    By: /s/ Kirk Scott
                                        ------------------------------------
                                        Kirk Scott


                                    By: /s/ Tom Walker
                                        ------------------------------------
                                        Tom Walker